BOSTON SCIENTIFIC CLOSES ACQUISITION OF LUMENIS LTD. SURGICAL BUSINESS FROM BARING PRIVATE EQUITY ASIA

MARLBOROUGH, Mass., September 1, 2021– Boston Scientific (NYSE: BSX) today announced the close of its acquisition of the global surgical business of Lumenis LTD., a privately-held company that develops and commercializes energy-based medical solutions, from an affiliate of Baring Private Equity Asia (BPEA). The Lumenis surgical business includes premier laser systems, fibers and accessories used for urology and otolaryngology procedures with total revenue anticipated to be approximately $200 million for full year 2021.

“The close of this acquisition allows us to integrate the Lumenis laser portfolio – including the differentiated MOSES™ technology – with our category leading kidney stone management and benign prostatic hyperplasia offerings while expanding our global footprint to accelerate growth throughout Europe and Asia,” said Meghan Scanlon, senior vice president and president, Urology and Pelvic Health, Boston Scientific. “Additionally, we are welcoming significant talent to our Urology & Pelvic Health Team, and we are excited to establish our global surgical laser center of excellence in Yokneam where we will continue our focus on advancing innovation to help surgeons improve patient care.”

Boston Scientific announced a definitive agreement to acquire the global surgical business of Lumenis on March 3, 2021 for an upfront cash payment of $1.07 billion, subject to closing adjustments. Boston Scientific has had a relationship with Lumenis for over 20 years and, prior to close, already offered the Lumenis urology laser portfolio in the U.S. and Japan through a distribution arrangement. With the completion of this acquisition, Boston Scientific will now sell these lasers and fibers – as well as the otolaryngology laser portfolio – to all geographies including high-growth regions like China. BPEA will retain ownership of the Lumenis global aesthetics and ophthalmology businesses.

The transaction’s estimated impact to adjusted earnings per share is expected to be immaterial in 2021, approximately two cents accretive in 2022 and increasingly accretive thereafter. On a GAAP basis, the transaction is expected to be dilutive in 2021 and less dilutive or increasingly accretive thereafter, as the case may be, due to amortization expense and acquisition-related net charges.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world. As a global medical technology leader for more than 40 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

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